EXHIBIT 99.2

Slide Package

Slide 1 – Title

First Charter
Investment Community
Earnings Conference Call
Third Quarter 2001
October 10, 2001

Slide 2 – Forward-looking Statement

This presentation contains forward looking statements with respect to the financial conditions and results of operations of First Charter Corporation, including, without limitation, statements relating to the earnings outlook of the company.

These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) projected business increases in connection with the implementation of our business plan are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the company does business, are less favorable than expected; (5) changes in the interest rate environment reduce interest margins and affect funding sources; (6) changes in market rates and prices may adversely affect the value of financial products; (7) legislation or regulatory requirements or changes adversely affect the businesses in which the company is engaged; and (8) decisions to change the business mix of the company. For further information and other factors which could affect the accuracy of forward looking statements, please see First Charter’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934 which are available at the SEC’s website (www.sec.gov) or at First Charter’s website (www.firstcharter.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s judgments only as of the date hereof. The company undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.

Slide 3 – Outline

– Third Quarter 2001 Results

– Earnings Guidance

– Fourth Quarter 2001

– Fiscal Year 2002

– Questions and Answers

Slide 4 – Third Quarter 2001 Results

Diluted Earnings per Share

	3rd Quarter	YTD
2001	$0.30	$0.86

2000	$0.31	$0.50

Change	$(0.01)	$0.36

Third Quarter 2000 YTD Results include Restructuring Charges and Merger-Related Expenses of $0.39 EPS after-tax.

Slide 5 – Loan Portfolio

(Adjusted for $167 million mortgage loan securitization)

[Graph of Loan Portfolio]

	3Q2000	4Q2000	1Q2001	2Q2001	3Q2001
Loans (in million)	1,944	1,991	1,987	1,970	1,987

Slide 6 – Investment Portfolio

(Adjusted for $167 million mortgage loan securitization)

[Graph of Investment Portfolio]

	3Q2000	4Q2000	1Q2001	2Q2001	3Q2001
Investments (in million)	474	441	709	773	967

Slide 7 – Deposits

(Adjusted for $88 million deposits acquired from branch acquisitions)

[Graph of Deposits]

	3Q2000	4Q2000	1Q2001	2Q2001	3Q2001
Deposits (in million)	1,922	1,910	1,924	2,031	2,076

Slide 8 – Management of Asset Quality

– Nonperforming Assets (NPA) Decrease
– NPA to Total Assets Percentage Decrease
– Impact of the Mortgage Loan Securitization on:
– Nonaccrual Loans (NAL) to Total Loans

– Allowance for Loan Losses (ALL) to Total Loans
– Annualized Net Charge-offs Percentage Constant

	3Q2000		4Q2000	1Q2001		2Q2001		3Q2001
NPA	$28,189		$29,576	$30,591		$32,059		$29,569

NPA to Total Assets	1.01%		1.01%	0.99%		1.02%		0.88%

NAL to Total Loans	1.24%		1.23%	1.43%		1.45%		1.33%

ALL to Total Loans	1.32%		1.32%	1.41%		1.42%		1.42%

YTD Net Charge-offs	0.17	%(*)	0.20%	0.15	%(*)	0.19	%(*)	0.21	%(*)

(*) — Annualized

Slide 9 – Historical Fed Funds

[Graph of Historical Fed Funds]

Fed Funds Rate
2/3/00	5.75%

3/21/00	6.00%

5/18/00	6.50%

1/4/01	6.00%

1/31/01	5.50%

3/20/01	5.00%

4/18/01	4.50%

5/17/01	4.00%

6/28/01	3.75%

8/22/01	3.50%

9/17/01	3.00%

10/3/01	2.50%

Slide 10 – Net Interest Margin

[Graph of Net Interest Margin]

	3Q2000	4Q2000	1Q2000	2Q2001	3Q2001
Prime Rate	9.50%	9.50%	8.25%	6.75%	6.00%

Yield on Interest Earning Assets	8.52%	8.63%	8.25%	7.77%	7.41%

Cost of Interest Bearing Liabilities	5.09%	5.24%	5.09%	4.69%	4.30%

Net Interest Margin	4.19%	4.17%	3.90%	3.73%	3.68%

Slide 11 – Noninterest Income

[Graph of Noninterest Income]

	3rd Quarter	YTD
2000	$7,686	$22,875

2001	$10,356	$27,590

Slide 12 – Noninterest Expense

(Adjusted for $16.3 million restructuring charges and merger-related expenses)

[Graph of Noninterest Expense]

	3rd Quarter	YTD
2000	$17,757	$57,008

2001	$21,892	$62,813

Slide 13 – Conference Call Outline

– Third Quarter 2001 Results
– Earnings Guidance
– Fourth Quarter 2001
– Fiscal Year 2001
– Questions and Answers

Slide 14 – Net Interest Margin

4Q 2001
3.50% to 3.60%

Slide 15 – Operating Results

Earnings per Share
Forecast
4th QTR	$0.24 to $0.27

2001 YTD	$1.10 to $1.13

Slide 16 – Fiscal Year 2002

– Currently Finalizing our Goals for 2002
– Earnings Guidance for 2002
– Will be provided in January 2002

Slide 17 – Conference Call Outline

– Third Quarter 2001 Results
– Earnings Guidance
– Fourth Quarter 2001
– Fiscal Year 2002
– Questions and Answers

Slide 18 – Picture and Logo

“Expect More From Us” is a promise to our clients and to the communities we serve that we will help them achieve their dreams.